Exhibit 5.1

MELLO JONES & MARTIN

Barristers and Attorneys

November 10, 2003

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

Re:	Registration Statement on Form F-3 for Common Shares, Preferred Shares,
Warrants, Debt Securities, Purchase Contracts and Units

Ladies and Gentlemen:

We have acted as special Bermuda counsel to Tsakos Energy Navigation Limited, a Bermuda company (the “Company”), in connection with the filing of a Registration Statement on Form F-3, including the exhibits thereto (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”) and the rules and regulations promulgated thereunder, for the registration by the Company of its Common Shares, Preferred Shares, Warrants, Debt Securities, Purchase Contracts and Units (the “Securities”) having an aggregate initial offering price of up to $150,000,000. Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the form of preliminary prospectus included therein, the form of Indenture to be entered into by the Company and Wells Fargo Bank Minnesota, N.A., as trustee (incorporated by reference as exhibit 4.1 to the Registration Statement) (the “Senior Indenture”), the form of Subordinated Indenture to be entered into by the Company and Wells Fargo Bank Minnesota, N.A., as trustee (incorporated by reference as exhibit 4.2 to the Registration Statement) (the “Subordinated Indenture”), the resolutions of the Board of Directors of the Company and such other documents and records as we have deemed necessary.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such documents.

REID HOUSE, 31 CHURCH STREET, HAMILTON BERMUDA

MAIL: P.O. BOX HM1564, HAMILTON HM FX, BERMUDA

TEL: (441) 292 1345 FAX: (441) 292 2277

EMAIL MJM@MJM.BM WEB: WWW.BERMUDA.BM/MJM

MELLO JONES & MARTIN

Barristers and Attorneys

We have also assumed that (i) the definitive terms of any Security, other than Common Shares, offered pursuant to the Registration Statement will have been established in accordance with the previously mentioned resolutions of the Board of Directors of the Company and applicable law, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Shares or Preferred Shares, including Common Shares or Preferred Shares issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized and issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof, (iv) the Registration Statement, and any amendments thereto, will have become effective, (v) a Prospectus Supplement will have been filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby, and (vi) all Securities will be issued in compliance with applicable U.S. federal and state securities and other laws.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) with respect to any Senior Debt Securities, the Senior Indenture will have been duly executed and delivered by the Company and the Trustee named therein, (ii) with respect to any Subordinated Debt Securities, the Subordinated Indenture will have been duly executed and delivered by the Company and the Trustee named therein, and (iii) with respect to all Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture with respect thereto. With respect to the issuance and sale of any series of Preferred Shares, we have assumed that an appropriate certificate of designations, or similar instrument setting forth the preferential deferred, qualified or special rights, privileges or conditions with respect to such series of Preferred Shares will have been duly adopted in the form incorporated by reference as an exhibit to the Registration Statement. With respect to the issuance and sale of any Warrants, we have assumed that (i) a warrant agreement with respect to such Warrants will have been executed and delivered by the Company and the Warrant Agent, (ii) the Warrant Agreement will be governed by Bermuda law, (iii) the Warrants will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by any Warrant Agent appointed by the Company, and (iv) the Warrants will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company. With respect to the issuance and sale of any Purchase Contracts, we have assumed (i) a purchase agreement with respect to such Purchase Contracts will have been executed and delivered by the parties thereto, and (ii) the purchase agreement will be governed by Bermuda law, (iii) the Purchase Contracts will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein. With respect to the issuance and sale of any Units, we have assumed (i) a purchase agreement with respect to such Units will have been executed and delivered by the parties thereto, and (ii) the purchase agreement with respect to the Units will be governed by Bermuda law, (iii) the Units will have been duly executed and delivered in accordance with the purchase agreement upon payment of the consideration therefor provided for therein. Based upon the foregoing, we are of the opinion that:

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MELLO JONES & MARTIN

Barristers and Attorneys

1. Any Securities consisting of Common Shares or Preferred Shares, including any Common Shares or Preferred Shares issuable on conversion, exercise or exchange of other Securities, when issued and delivered, will be duly and validly issued, fully paid and non-assessable.

2. Any Securities consisting of Debt Securities, Warrants, Purchase Contracts or Units will constitute legal, valid and binding obligations of the Company and will be, in the case of Debt Securities, entitled to the benefits provided by the applicable Indenture.

We render this opinion as members of the Bar of Bermuda and we express no opinion as to the laws of any jurisdiction other than the laws of Bermuda.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters”. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully,

/s/    MELLO JONES & MARTIN

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